Exhibit 10.1

[***] — Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of March 28, 2003, is made by and between Heska Corporation, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”) (each of Heska and Diamond may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”).

Recitals

The Borrowers and the Lender are parties to a Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as amended to date and as the same may be hereafter amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.

Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

“Borrowing Base” for a Borrower means, at any time the lesser of:

(a)

the Maximum Line; or

(b)

subject to change from time to time in the Lender’s sole discretion:

(i)

85% of Eligible Accounts of such Borrower, plus

(ii)

the lesser of (A) the sum of (1) 45% of Eligible Inventory of such Borrower consisting of raw materials plus (2) 55% of Eligible Inventory of such Borrower consisting of finished goods, or (B) the difference of (1) $4,000,000 less (2) the aggregate amount of Advances made to all Borrowers other than such Borrower in reliance on Eligible Inventory, less

(iii)

for any Borrower other than Heska, the principal sum of all outstanding Advances made to Heska in reliance on such Borrower’s Borrowing Base.

“Diamond Revolving Note” means the First Amended and Restated Revolving Note of Diamond and Heska in the form attached as Exhibit B to the Fourth Amendment to this Agreement.

“Heska Revolving Note” means the First Amended and Restated Revolving Note of Heska in the form attached as Exhibit A to the Fourth Amendment to this Agreement.

“Maturity Date” means May 31, 2006.

“Maximum Line” means $11,000,000, unless said amount is reduced pursuant to Section 2.12, in which event it means the amount to which said amount is reduced.

2.

Prepayment Fee for Term Loan B Note. Subsection 2.13(c) of the Credit Agreement is amended by adding to the end the following new sentence:

“With respect to Term Loan B Note only, so long as no Default Period then exists, the Borrowers will not be required to pay the prepayment fees otherwise due under Section 2.13(b) if (i) such prepayment is made in connection with a refinancing of the Term Loan B Note on terms (with respect to interest rate, amortization, and maturity date) not substantially less favorable to the Borrowers than the terms under which the Term Loan B Note exists and (ii) such prepayment is not in connection with a refinancing or prepayment of the Term Loan A Note, the Revolving Note, or any other Obligations other than the Term Loan B Note.”

3.

Accounts Payable. The last two sentences of Section 6.5 of the Credit Agreement are hereby amended to read as follows:

“Each Borrower will, at all times, immediately pay all of its accounts payable (other than accounts payable to Affiliates) that are 60 days or more past due; provided, however, that in the case of Heska during the fiscal year ending December 31, 2003, such

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limit shall be 90 days or more past due. Each Borrower will at all times maintain its accounts payable in accordance with the previous sentence.”

4.

Minimum Capital. Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.12 Minimum Capital. Heska will maintain, on a consolidated basis, as of each date listed below, its Capital at an amount not less than the amount set forth opposite such date:

Date	Minimum Capital

February 28, 2003	$[ *** ]
March 31, 2003	$[ *** ]
April 30, 2003	$[ *** ]
May 31, 2003	$[ *** ]
June 30, 2003	$[ *** ]
July 31, 2003	$[ *** ]
August 31, 2003	$[ *** ]
September 30, 2003	$[ *** ]
October 31, 2003	$[ *** ]
November 30, 2003	$[ *** ]
December 31, 2003, and the last day of each month thereafter	$[ *** ]”

5.

Minimum Net Income. Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.13 Minimum Net Income. Heska will achieve, on a consolidated basis, during each period described below, Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):

Period	Minimum Net Income

Three months ending March 31, 2003	($[ *** ])
Six month ending June 30, 2003	($[ *** ])
Nine months ending September 30, 2003	($[ *** ])
Twelve months ending December 31, 2003	($[ *** ])”

6.

Minimum Liquidity. Section 6.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.14 Minimum Liquidity. Heska will maintain, on a consolidated basis, as of each date listed below, its Liquidity at an amount not less than the amount set forth opposite such date:

Date	Minimum Liquidity

April 30, 2003	$1,750,000
May 31, 2003	$1,750,000
June 30, 2003	$1,750,000
July 31, 2003	$1,000,000
August 31, 2003	$1,000,000
September 30, 2003	$1,000,000
October 31, 2003	$1,000,000
November 30, 2003	$1,000,000
December 31, 2003, and the last day of each month thereafter	$1,500,000”

7.

New Covenants. Section 6.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.16 New Covenants. On or before December 31, 2003, the Borrowers and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14, 7.4(a)(v), and 7.10 for periods after such date. The new covenant levels will be based on (i) the Borrowers’ projections for such periods and (ii) the year to date financial results of Heska, on a consolidated basis, and such new covenant levels shall be no less stringent than the present levels. An Event of Default shall occur if the new covenants are not agreed to by the above date.”

8.

Capital Expenditures. Section 7.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 7.10 Capital Expenditures. The Borrowers, together with any Affiliates, will not incur or contract to incur, in the aggregate, Capital Expenditures of more than $1,700,000 in the aggregate during the fiscal year ending December 31, 2003.”

9.

No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

10.

Waiver of Default. The Borrowers are in default of Section 6.16 of the Credit Agreement as a result of financial covenants for the 2003 fiscal year not being in place on or before December 31, 2002 (the “Existing Default”). Upon the terms and subject to the

[***] — Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conditions set forth in this Amendment, the Lender hereby waives the Existing Default. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrowers to any other or further waiver in any similar or other circumstances.

11.

Consent to Real Estate Refinance; Agreement to Release Collateral. So long as no Default Period then exists, the Lender consents to the Borrowers’ incurrence of indebtedness not to exceed $5,000,000 to the grant of a security interest in the Farm Mortgaged Property and the Factory Mortgaged Property to secure such indebtedness, and to the guaranty of such indebtedness by Heska, each in connection with a refinancing of the Term Loan B Note, provided that (a) the proceeds of such indebtedness are sufficient to repay, and in fact are used to repay, the Term Loan B Note in its entirety, with the balance of such proceeds (if any) being deposited in Diamond’s Collateral Account for repayment of Revolving Advances, and (b) the terms of such indebtedness are not substantially less favorable to the Borrowers than the terms under which the Term Loan B Note exists. In the case of such a refinancing, the Lender agrees that it will release its security interest in the Farm Mortgaged Property and the Factory Mortgaged Property upon receipt of the proceeds of such permitted refinancing. This consent shall be effective only in this specific instance and for the specific purpose for which it is given, and this consent shall not entitle the Borrowers to any other or further consent in any similar or other circumstances.

12.

Amendment Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $[ *** ] in consideration of the Lender’s execution and delivery of this Amendment.

13.

Conditions Precedent. This Amendment, including the waiver set forth in paragraph 10 and the consent set forth in paragraph 11, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)

The replacement Revolving Notes (the “Replacement Notes”) in the form set forth in Exhibits A and B to this Amendment.

(b)

A Patent and Trademark Security Agreement, executed by each Borrower, for the benefit of the Lender.

(c)

Payment of the fee described in paragraph 12.

(d)

Amendments to the Farm Mortgage and the Factory Mortgage to reflect the extension of the Maturity Date and increase in the Maximum Line as set forth in this Amendment.

(e)

Such other matters as the Lender may require.

14.

Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a)

The Borrowers have all requisite power and authority to execute this Amendment and the Replacement Notes and to perform all of its obligations hereunder, and this Amendment and the Replacement Notes have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b)

The execution, delivery and performance by the Borrowers of this Amendment and the Replacement Notes have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)

All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

15.

No Other Waiver. Except as set forth in paragraph 10, the execution of this Amendment and acceptance of the Replacement Notes and any other documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

16.

Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

17.

Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 12 hereof.

18.

Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION		DIAMOND ANIMAL HEALTH, INC.
By	/s/ JASON NAPOLITANO	By	/s/ JASON NAPOLITANO

	Its Chief Financial Officer		Its Chief Financial Officer

WELLS FARGO BUSINESS CREDIT, INC. f/k/a Norwest Business Credit, Inc.
By	/s/ CHRISTOPHER K. PORTER

Its Vice President

Exhibit A to Fourth Amendment

AMENDED AND RESTATED REVOLVING NOTE
(Heska)

$11,000,000	Denver, Colorado March 28, 2003

For value received, the undersigned, HESKA CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eleven Million Dollars ($11,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and among the Lender, the Borrower, Diamond Animal Health, Inc., and Center Laboratories, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in substitution for and replacement of, but not in repayment of, the Borrower’s Revolving Note dated as of June 14, 2000, in the original principal amount of $10,000,000. This Note is the Heska Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

HESKA CORPORATION
By	/s/ JASON NAPOLITANO

Its Chief Financial Officer

Exhibit B to Fourth Amendment

AMENDED AND RESTATED REVOLVING NOTE
(Diamond Animal Health)

$11,000,000	Denver, Colorado March 28, 2003

For value received, the undersigned, DIAMOND ANIMAL HEALTH, INC., an Iowa corporation (“Diamond”), and HESKA CORPORATION, a Delaware corporation (collectively, the “Borrowers”), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eleven Million Dollars ($11,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to Diamond under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Second Amended and Restated Credit and Security Agreement dated as of June 14, 2000 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and among the Lender, the Borrowers, and Center Laboratories, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is issued in substitution for and replacement of, but not in repayment of, the Borrowers’ promissory note dated as of June 14, 2000, payable to the order of the Lender in the original principal amount of $10,000,000. This Note is the Diamond Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DIAMOND ANIMAL HEALTH, INC.		HESKA CORPORATION
By	/s/ JASON NAPOLITANO	By	/s/ JASON NAPOLITANO

	Its Chief Financial Officer		Its Chief Financial Officer